UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013

REGENERX BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 470 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 208-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 is incorporated by reference herein.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 3.02 is incorporated by reference herein.

Item 3.02            Unregistered Sales of Equity Securities.

Private Placement of Convertible Notes

On September 12, 2013, RegeneRx Biopharmaceuticals, Inc. (the “Company”) completed a private placement of convertible notes (the “Notes”) with seven (7) accredited investors (each, an “Investor,” collectively, the “Investors”), raising an aggregate of $321,000 in gross proceeds.  The Notes were issued pursuant to a Convertible Note Purchase Agreement (the “Security Purchase Agreement”), between the Company and the Investors, the full text of which is filed herewith as Exhibit 10.1 to this Form 8-K.  The full text of the form of Convertible Promissory Note is filed herewith as Exhibit 4.1 to this Form 8-K.

Convertible Promissory Notes.  The key terms of the Notes are summarized below.  The Notes will pay interest at a rate of five percent (5%) per annum, mature sixty (60) months after their date of issuance and are convertible into shares of our common stock at a conversion price of six cents ($0.06) per share (subject to adjustment as described in the Notes) at any time prior to repayment, at the election of the Investor.  In the aggregate, the Notes are initially convertible into up to 5,350,000 shares of our common stock.

At any time prior to maturity of the Notes, with the consent of the holders of a majority in interest of the Notes, we may prepay the outstanding principal amount of the Notes plus unpaid accrued interest without penalty.  Upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company, the outstanding principal and all accrued interest on the Notes will accelerate and automatically become immediately due and payable.

Investors. The Investors in the offering included an affiliate, four directors of the Company, and two unaffiliated accredited investors. The principal amounts of the affiliate and directors respective Notes are as set forth below:

Investor	Note Principal
SINAF S.A.	$150,000
Joseph C. McNay	$100,000
Allan L. Goldstein	$11,000
L. Thompson Bowles	$5,000
R. Don Elsey	$5,000

Use of Proceeds.  We intend to use proceeds from the offering to pay certain accrued liabilities and for working capital, operating expenses and general corporate purposes.  Based on current estimates, we anticipate that our existing financial resources, including the net proceeds from this offering, will be adequate to continue to conduct our business into the fourth quarter of 2013.  We will need to raise additional capital prior to the maturity date to repay the Notes and to continue operating our business.

Securities Act Exemption.  The offering was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in accordance with Section 4(a)(2) under the Securities Act and Rule 506 promulgated thereunder as an offering made solely to “accredited investors” as defined under the Securities Act.  The Company obtained representations and warranties from the Investors in the Security Purchase Agreement to support the Company’s reliance on this exemption.

The foregoing descriptions of the terms of the Notes and the Security Purchase Agreement does not purport to be complete and are qualified in their entirety by reference to the text of these documents filed as exhibits hereto which are incorporated herein by reference.

Forward-Looking Statements

Certain statements in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include our forecast of the period of time through which our financial resources will be adequate to support our operations. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that may cause actual results to differ materially from any future results expressed or implied by any forward-looking statements include risks related to uncertainties inherent in the Company’s business, including, without limitation, risks related to the Company’s ability to obtain financing to support its operations on commercially reasonable terms or at all; and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2012, filed with the SEC on April 16, 2013, and subsequent quarterly reports filed on Form 10-Q, as well as other filings it makes with the SEC. Any forward-looking statements in this report represent the Company’s views only as of the date of this report and should not be relied upon as representing its views as of any subsequent date. The Company anticipates that subsequent events and developments may cause its views to change, and the Company specifically disclaims any obligation to update this information, as a result of future events or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

4.1	Form of Convertible Promissory Note
10.1	Convertible Note Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

By:	/s/ J.J. Finkelstein
J.J. Finkelstein
President and Chief Executive Officer

Date: September 17, 2013

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Form of Convertible Promissory Note
10.1	Convertible Note Purchase Agreement